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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    -----------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    -----------------------------------------

                             FinancialContent, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                                          94-3319536
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                        400 Oyster Point Blvd., Suite 435
                       So. San Francisco, California 94080
                ------------------------------------------------
              (Address of principal executive offices) (Zip code)


                   2006-1 CONSULTANT AND ADVISOR SERVICES PLAN
                     --------------------------------------
                              (Full title of plan)

                                  Dave Neville,
                     Chief Financial Officer, President and
                                 General Counsel
                        400 Oyster Point Blvd., Suite 435
                       So. San Francisco, California 94080
                       -----------------------------------
                     (Name and address of agent for service)


                                 (650) 837-9850
                      ------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------

                                              Proposed maximum     Proposed maximum
Title of securities     Amount to be          offering price       aggregate offering    Amount of
to be registered        registered (1)        per share            price                 registration fee
----------------------- --------------------- -------------------- --------------------- ----------------
Common Stock            50,000                $0.75(2)             $37,500               $4.02
($.001 par value)
----------------------- --------------------- -------------------- --------------------- ----------------

(1) This registration statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of FinancialContent, Inc. (the "Registrant").

(2) Estimated in accordance with Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the OTC Nasdaq Stock Market on April 24, 2006.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

         Not required to be filed in this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

         Not required to be filed in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

         (a) The Registrant's Annual Report on Form 10K-SB/A for the year ended June 30, 2005;

         (b) The Registrant's Quarterly Reports on Form 10-QSB/A and Form 10-QSB for the quarters ended September 30, 2005, and December 31, 2005, respectively;

         (c) The Registrant's Form 10SB12G filed on December 3, 1999 pursuant to
Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock.

         All other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Dave Neville, Chief Financial Officer, President, and General Counsel of the Registrant, has opined as to the legality of the securities being offered by this Registration Statement. At the time of rendering his opinion, Mr. Neville had a substantial interest in the Registrant, as defined by the rules of the Commission, in that the fair market value of the approximately 155,609 shares of Common Stock beneficially owned by him exceeds $50,000.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such


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

person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

         Our certificate of incorporation provides that directors shall be protected from personal liability to the fullest extent permitted by law. Our bylaws provide that the registrant shall indemnify our officers and directors to the fullest extent permitted or authorized by current or future applicable law.

         The rights to indemnity thereunder continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant shall be paid by the Registrant to the fullest extent permitted or authorized by current or future applicable laws.

         This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Reference is made to the Exhibit Index.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

         (b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on April 27, 2006.

                                   FinancialContent, Inc.


                                   By   /s/ Wing Yu
                                   ---------------------------------------------
                                   Wing Yu, Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wing Yu and Dave Neville, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement and any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or their substitute or substitutes, may lawfully do or cause to be done.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature           Title                                       Date
---------           -----                                       ----

/s/ Wing Yu         Member of the Board of Directors            April 27, 2006
---------------     and Chief Executive Officer
Wing Yu

/s/Wilfred Shaw     Chairman of the Board of Directors          April 27, 2006
---------------
Wilfred Shaw

/s/ Gregg Fidan     Member of the Board of Directors            April 27, 2006
---------------
Gregg Fidan

/s/ Dave Neville    Chief Financial Officer                     April 27, 2006
---------------
Dave Neville

                                  EXHIBIT INDEX

Exhibit
No.                                                       Description
-------                                                   -----------

     3.1 Articles of Incorporation of Cosmoz.com, Inc. (Previously filed as an exhibit to the Company's Form 8-K/A, file no.: 000-28377, on March 10, 2000, and incorporated herein by reference.)
     3.2 By-Laws of Cosmoz.com, Inc. (Previously filed as an exhibit to the Company's Form 8-K/A, file no.: 000-28377, on March 10, 2000, and incorporated herein by reference
     3.3 Certificate of Amendment of Certificate of Incorporation of Cosmoz.com, Inc. (Previously filed, as an exhibit to the Company's Form 10-KSB, file no. 000-28377, on October 28, 2001, and incorporated herein by reference.)
     3.4 Certificate of Amendment of Certificate of Incorporation of Cosmoz Infrastructure Solutions, Inc. (Previously filed as an exhibit to the Company's Form 10-QSB, file no.: 000-28377, on December 19, 2001, and incorporated herein by reference.)
     3.5 Amended By-Laws of FinancialContent, Inc. (Previously filed as an exhibit to the Company's Form 8-K, file no. 000-28377, on March 28, 2006, and incorporated herein by reference.)
     5.1 Legal Opinion of Dave Neville, Chief Financial Officer, President and General Counsel, as to the legality of the securities being offered (filed herewith).
   10.48 2006-1 Consultant And Advisor Services Plan (filed herewith).
    23.1 Consent of Dave Neville, Chief Financial Officer, President, and General Counsel of the Registrant (included in Exhibit 5.1).
    23.2 Consent of Pohl, McNabola, Berg & Company LLP, Independent Registered Public Accounting Firm (filed herewith). 24 Power of Attorney (included on signature page of this Registration Statement).


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